Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports First Quarter 2016 Results; Reaffirms 2016 Earnings Guidance

ROSEMEAD, Calif., May 2, 2016 - Edison International (NYSE: EIX) today reported first quarter 2016 net income on a GAAP basis of $271 million, or $0.83 per share, compared to $299 million, or $0.92 per share, in the first quarter of 2015. On an adjusted basis, Edison International’s first quarter 2016 core earnings were $268 million, or $0.82 per share, compared to $294 million, or $0.90 per share, in the first quarter of 2015.
Southern California Edison's (SCE) first quarter 2016 core earnings decreased by $18 million, or $0.05 per share, from the first quarter 2015 primarily due to the timing of revenue recognized in 2015 due to the delay in receiving the 2015 California Public Utilities Commission General Rate Case decision, higher operation and maintenance costs and lower incremental income tax benefits.
Edison International Parent and Other’s first quarter 2016 core losses increased by $8 million, or $0.03 per share, compared to first quarter 2015 core losses primarily due to higher development and operating costs at Edison Energy Group and subsidiaries and income in the first quarter of 2015 from Edison Capital's investments in affordable housing projects.
Edison International's first quarter 2016 core earnings exclude income of $3 million, or $0.01 per share, and first quarter 2015 core earnings exclude income of $5 million, or $0.02 per share, both primarily related to losses allocated to tax equity investors under the hypothetical liquidation at book value accounting method.
“First quarter results were consistent with our expectation leading us to reaffirm 2016 core earnings guidance,” said Ted Craver, chairman and chief executive officer of Edison International.  “At SCE, we continue to see significant rate base growth driven by continued investment in infrastructure reliability and public safety and supporting California’s low-carbon policy objectives.”

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports First Quarter 2016 Financial Results

2016 Earnings Guidance
The company reaffirmed core earnings guidance of $3.81 to $4.01 per share for 2016 and updated its basic earnings guidance to $3.82 to $4.02 per share for a first quarter non-core item. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2016 Core and Basic Earnings Guidance

	2016 Earnings Guidance			2016 Earnings Guidance
	as of February 23, 2016			as of May 2, 2016
	Low	Mid	High	Low	Mid	High
SCE		$4.09			$4.09
EIX Parent & Other		(0.18)			(0.18)
EIX Core EPS	$3.81	$3.91	$4.01	$3.81	$3.91	$4.01
Non-core Items*	-	-	-	0.01	0.01	0.01
EIX Basic EPS	$3.81	$3.91	$4.01	$3.82	$3.92	$4.02
* Non-core items recorded for the three months ended March 31, 2016.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.

Edison International Reports First Quarter 2016 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Risk Disclosure Statement
Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Monday, May 2, 2016, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-378-7479 (US) and 1-203-369-0329 (Int’l) - Passcode: 50216
Telephone replay available through May 13, 2016
Webcast:     www.edisoninvestor.com

Edison International Reports First Quarter 2016 Financial Results

First Quarter Reconciliation of Core Earnings Per Share to Basic Earnings Per Share

	Three months ended March 31,
	2016	2015	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.88	$0.93	$(0.05)
Edison International Parent and Other	(0.05)	(0.01)	(0.04)
Discontinued operations	—	—	—
Edison International	0.83	0.92	(0.09)
Less: Non-core items
SCE	—	—	—
Edison International Parent and Other	0.01	0.02	(0.01)
Discontinued operations	—	—	—
Total non-core items	0.01	0.02	(0.01)
Core earnings (losses)
SCE	0.88	0.93	(0.05)
Edison International Parent and Other	(0.06)	(0.03)	(0.03)
Edison International	$0.82	$0.90	$(0.08)
Note: Diluted earnings were $0.82 and $0.91 per share for the three months ended March 31, 2016 and 2015, respectively.

First Quarter Reconciliation of Core Earnings to Basic Earnings (in millions)

	Three months ended March 31,
(in millions)	2016	2015	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$287	$305	$(18)
Edison International Parent and Other	(17)	(6)	(11)
Discontinued operations	1	—	1
Edison International	271	299	(28)
Less: Non-core items
SCE	—	—	—
Edison International Parent and Other	2	5	(3)
Discontinued operations	1	—	1
Total non-core items	3	5	(2)
Core earnings (losses)
SCE	287	305	(18)
Edison International Parent and Other	(19)	(11)	(8)
Edison International	$268	$294	$(26)

Edison International Reports First Quarter 2016 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2016	2015
Total operating revenue	$2,440	$2,512
Purchased power and fuel	794	786
Operation and maintenance	629	636
Depreciation, decommissioning and amortization	477	463
Property and other taxes	92	89
Total operating expenses	1,992	1,974
Operating income	448	538
Interest and other income	31	39
Interest expense	(140)	(143)
Other expenses	(6)	(10)
Income from continuing operations before income taxes	333	424
Income tax expense	38	106
Income from continuing operations	295	318
Income from discontinued operations, net of tax	1	—
Net income	296	318
Preferred and preference stock dividend requirements of SCE	30	28
Other noncontrolling interests	(5)	(9)
Net income attributable to Edison International common shareholders	$271	$299
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$270	$299
Income from discontinued operations, net of tax	1	—
Net income attributable to Edison International common shareholders	$271	$299
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$0.83	$0.92
Total	$0.83	$0.92
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	328	329
Continuing operations	$0.82	$0.91
Total	$0.82	$0.91
Dividends declared per common share	$0.4800	$0.4175

Edison International Reports First Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$137	$161
Receivables, less allowances of $59 and $62 for uncollectible accounts at respective dates	649	771
Accrued unbilled revenue	512	565
Inventory	268	267
Derivative assets	65	79
Regulatory assets	538	560
Other current assets	258	251
Total current assets	2,427	2,654
Nuclear decommissioning trusts	4,290	4,331
Other investments	208	203
Total investments	4,498	4,534
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,751 and $8,548 at respective dates	35,323	34,945
Nonutility property, plant and equipment, less accumulated depreciation of $88 and $85 at respective dates	141	140
Total property, plant and equipment	35,464	35,085
Derivative assets	78	84
Regulatory assets	7,628	7,512
Other long-term assets	364	360
Total long-term assets	8,070	7,956

Total assets	$50,459	$50,229

Edison International Reports First Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2016	December 31, 2015
LIABILITIES AND EQUITY
Short-term debt	$363	$695
Current portion of long-term debt	295	295
Accounts payable	938	1,310
Accrued taxes	139	72
Customer deposits	253	242
Derivative liabilities	232	218
Regulatory liabilities	1,157	1,128
Other current liabilities	856	967
Total current liabilities	4,233	4,927
Long-term debt	11,243	10,883
Deferred income taxes and credits	7,699	7,480
Derivative liabilities	1,136	1,100
Pensions and benefits	1,771	1,759
Asset retirement obligations	2,597	2,764
Regulatory liabilities	5,920	5,676
Other deferred credits and other long-term liabilities	2,225	2,246
Total deferred credits and other liabilities	21,348	21,025
Total liabilities	36,824	36,835
Commitments and contingencies
Redeemable noncontrolling interest	4	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,491	2,484
Accumulated other comprehensive loss	(54)	(56)
Retained earnings	9,002	8,940
Total Edison International's common shareholders' equity	11,439	11,368
Noncontrolling interests – preferred and preference stock of SCE	2,192	2,020
Total equity	13,631	13,388

Total liabilities and equity	$50,459	$50,229

Edison International Reports First Quarter 2016 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2016	2015
Cash flows from operating activities:
Net income	$296	$318
Less: Income from discontinued operations	1	—
Income from continuing operations	295	318
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	499	485
Allowance for equity during construction	(22)	(21)
Deferred income taxes and investment tax credits	35	72
Other	5	5
Nuclear decommissioning trusts	(106)	29
Changes in operating assets and liabilities:
Receivables	117	31
Inventory	(1)	(10)
Accounts payable	(184)	63
Prepaid and accrued taxes	66	38
Other current assets and liabilities	(43)	(229)
Derivative assets and liabilities, net	5	(10)
Regulatory assets and liabilities, net	119	193
Other noncurrent assets and liabilities	68	—
Net cash provided by operating activities	853	964
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $3 and $13 for respective periods	397	1,287
Long-term debt matured	(40)	(419)
Preference stock issued, net	294	—
Preference stock redeemed	(125)	—
Short-term debt financing, net	(332)	(355)
Dividends to noncontrolling interests	(35)	(34)
Dividends paid	(156)	(136)
Other	(46)	(30)
Net cash (used in) provided by financing activities	(43)	313
Cash flows from investing activities:
Capital expenditures	(951)	(1,268)
Proceeds from sale of nuclear decommissioning trust investments	793	1,026
Purchases of nuclear decommissioning trust investments	(687)	(1,062)
Other	11	10
Net cash used in investing activities	(834)	(1,294)
Net decrease in cash and cash equivalents	(24)	(17)
Cash and cash equivalents at beginning of period	161	132
Cash and cash equivalents at end of period	$137	$115